COWEN ANNOUNCES FINANCIAL RESULTS FOR THIRD QUARTER 2022

•Reports 3Q22 GAAP Net Income to common stockholders of $12.7 million, or $0.39 per diluted share
•Economic Operating Income of $24.4 million, or $0.76 per diluted share (Non-GAAP)
•Declared quarterly cash dividend of $0.12 per share

NEW YORK - October 28, 2022 - Cowen Inc. (NASDAQ: COWN) (“Cowen” or “the Company”) today announced its operating results for the third quarter ended September 30, 2022.

Jeffrey M. Solomon, Chair and Chief Executive Officer of Cowen, said, "Cowen delivered another profitable quarter despite the challenging economic backdrop and weak market conditions, powered by strong performance in our operating company segment. Our results demonstrate that our business is operating at a higher level than it was before the pandemic and the strategic positioning over the last several years have enabled us to continue performing well. Even though we expect the markets to remain difficult for the remainder of the year, we believe we are well positioned to gain market share, particularly in partnership with our new colleagues at TD, who we expect to formally join early in 2023. We remain deeply committed to meeting our clients' evolving needs by providing timely strategic advice, innovative financing solutions, world-class investment research, advanced trading and execution capabilities as well as differentiated investment products."

Announced Transaction

On August 2, 2022, TD Bank Group ("TD”) and Cowen announced a definitive agreement for TD to acquire Cowen in an all-cash transaction valued at approximately $1.3 billion, or $39 for each Class A common share of Cowen. The transaction is expected to close in the first calendar quarter of 2023, and is subject to customary closing conditions, including approvals from the Company's shareholders and various U.S., Canadian and foreign regulatory authorities.
Third Quarter 2022 Financial Summary

	Operating Results (GAAP)			Economic Operating Income (Non-GAAP)
	Three Months Ended September 30,			Three Months Ended September 30,
($ in millions, except per share information)	2022	2021	Δ %	2022	2021	Δ %

Revenue/Economic Proceeds (Non-GAAP)	$410.8	$412.2	(<1)%	$340.8	$359.1	(5)%
Net income (loss) attributable to common stockholders for diluted earnings per share/Economic Operating Income (Non-GAAP)	$12.7	$36.1	(65)%	$24.4	$43.3	(44)%
Earnings (loss) per common share (diluted)	$0.39	$1.10	(65)%	$0.76	$1.32	(42)%

Note: Throughout this press release the Company presents Non-GAAP financial measures that are not prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP"). A reconciliation of these Non-GAAP measures appears under the section, "Reconciliation of US GAAP (Unaudited) to Non-GAAP Measures."

Third Quarter 2022 Operating Financial Highlights

•Sustained Performance in Markets :
–Brokerage Economic Proceeds of $2.69 million per trading day in 3Q'22, up 7% year-over-year
–Strong results in derivatives trading, securities finance, and prime brokerage

•Strong Results in Banking:
–Banking revenues increased 53% sequentially from 2Q'22 driven by strong performance in M&A
–All advisory revenues, including M&A, comprised 69% of IB revenues in 3Q'22 - that compares to 59% for FY 2021
–Demonstrated strong sector coverage in healthcare and industrials and from teams in Midwest and Europe

•Investment Management:
–Management fees economic proceeds were $22.3 million, up 48% from 3Q'21 primarily related to an increase in management fees from the healthcare and activist investments strategies
–As of September 30, 2022, the Company had AUM of $14.1 billion, down 5% from September 30, 2021

•Invested Capital:
–As of September 30, 2022, the Company had invested capital in Op Co totaling $731.1 million, down from $745.7 million as of June 30, 2022
–As of September 30, 2022, the Company had invested capital in Asset Co totaling $90.9 million, down from $115.5 million as of June 30, 2022
–The largest Asset Co investments are the investment in Italian wireless broadband provider Linkem S.p.A ($55.6 million excluding carried interest) and private equity funds Formation8/Eclipse ($27.1 million)

Capital Optimization Update
In the third quarter of 2022, the Company repurchased $3.6 million of its common stock, or 150,000 shares, at an average price of $24.33 per share under the Company's existing share repurchase program. Outside the share repurchase program, the Company acquired approximately $12.1 million of stock as a result of net share settlements relating to the vesting of equity awards, or 314,052 shares, at an average price of $38.46 per share. Approximately $25 million is currently available for repurchase under the program.
Quarterly Cash Dividend
On October 26, 2022, the Board of Directors declared a cash dividend of $0.12 per common share. The dividend will be payable on December 15, 2022, to stockholders of record on December 1, 2022.
Select Balance Sheet Data

(Amounts in millions, except per share information)
	September 30, 2022	December 31, 2021
Common equity (CE)	$1,053.3	$1,015.9

Book value per share (CE/CSO)	$37.60	$36.57

Common shares outstanding (CSO)	28.0	27.8

Note: Common Equity (CE) is equivalent to Cowen Inc. stockholders’ equity.

Cowen Inc.
US GAAP Preliminary Unaudited Condensed Consolidated Statements of Operations
(Dollar and share amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2022	2021	2022	2021
Revenue
Investment banking	$154,480	$273,532	$356,191	$803,347
Brokerage	135,516	131,371	458,910	444,168
Investment income (loss)
Securities principal transactions, net	(41,170)	7,291	81,624	111,828
Portfolio fund principal transactions, net	(247)	(11,121)	(15,807)	2,400
Carried interest allocations	9,443	(60,471)	(39,707)	768
Total investment income (loss)	(31,974)	(64,301)	26,110	114,996
Management fees	16,655	15,334	50,141	56,071
Incentive income	—	6	633	2,433
Interest and dividends	147,884	45,978	242,764	167,539
Insurance and reinsurance premiums	10,737	12,586	36,336	31,196
Other revenues, net	376	(1,078)	(7,198)	2,612
Consolidated Funds revenues	(22,883)	(1,191)	(40,091)	(3,843)
Total revenue	410,791	412,237	1,123,796	1,618,519
Interest and dividends expense	76,270	43,035	176,719	163,749
Total net revenue	334,521	369,202	947,077	1,454,770
Expenses
Employee compensation and benefits	203,878	201,686	542,378	809,068
Insurance and reinsurance claims, commissions and amortization of deferred acquisition costs	13,116	13,172	23,630	24,843
Operating, general, administrative and other expenses	112,045	108,633	298,227	308,710
Depreciation and amortization expense	6,994	4,796	21,176	13,715
Consolidated Funds expenses	70	124	229	519
Total expenses	336,103	328,411	885,640	1,156,855
Other income (loss)
Net (losses) gains on other investments	(1,637)	4,266	7,470	23,641
Bargain purchase gain, net of tax	—	—	—	3,855
Gain/(loss) on debt extinguishment	—	—	—	(4,538)
Total other income (loss)	(1,637)	4,266	7,470	22,958
Income (loss) before income taxes	(3,219)	45,057	68,907	320,873
Income tax expense/(benefit)	4,476	12,192	22,273	76,864
Net income (loss)	(7,695)	32,865	46,634	244,009
Net income (loss) attributable to non-controlling interests in consolidated subsidiaries and funds	(22,046)	(4,938)	(16,896)	13,379
Net income (loss) attributable to Cowen Inc.	14,351	37,803	63,530	230,630
Less: Preferred stock dividends	1,698	1,698	5,094	5,094
Net income (loss) attributable to Cowen Inc. common stockholders	$12,653	$36,105	$58,436	$225,536

Earnings (loss) per share:
Basic	$0.45	$1.25	$2.08	$8.14
Diluted	$0.39	$1.10	$1.87	$6.78

Weighted average shares used in per share data:
Basic	28,044	28,864	28,107	27,718
Diluted	32,302	32,724	31,197	33,264

U.S. GAAP Financial Measures

Third quarter 2022 revenue was $410.8 million versus $412.2 million in the third quarter of 2021. The year-over-year decrease was due primarily to reduced investment banking activity offset by higher interest and dividend income.

Third quarter 2022 investment banking revenues decreased $119.1 million to $154.5 million. During the quarter, the Company completed 15 underwriting transactions and 41 strategic advisory transactions, including seven debt capital markets transactions.

Third quarter 2022 brokerage revenues increased $4.1 million to $135.5 million. The increase was attributable to an increase in institutional services activity, primarily Prime Services and Securities Finance.

Third quarter 2022 investment income losses decreased $32.3 million to a loss of $32.0 million. The year-over-year decrease is primarily due to positive carried interest allocations offset by losses in securities principal transactions.

Third quarter 2022 interest and dividends increased $101.9 million to $147.9 million for the three months ended September 30, 2022 compared with $46.0 million in the prior year period. The increase in interest and dividends is primarily attributable to dividends receivable from event strategy market making activity and securities finance activity. The increase in the securities finance activity is due to higher customer demand which has created more matched book opportunities for international securities.

Third quarter 2022 employee compensation and benefits expenses were $203.9 million, an increase of $2.2 million from the prior-year period. The increase is primarily due to a higher compensation and benefits accrual ratio in the current period.

Third quarter 2022 total expenses were $336.1 million, an increase of $7.7 million from the prior-year period. The increase was primarily driven by higher operating, general, and administrative expenses.

Third quarter 2022 income tax expense was $4.5 million compared to $12.2 million income tax expense in the prior-year quarter. The decrease was primarily due to the year-over-year decrease in the Company's income before income taxes.

Third quarter 2022 net income attributable to common stockholders was $12.7 million, down from $36.1 million in the third quarter of 2021.

Non-GAAP Financial Measures
Throughout this press release, the Company presents supplemental financial measures that are not prepared in accordance with US GAAP. These Non-GAAP financial measures include (i) Pre-tax Economic Income (Loss) (ii) Economic Income (Loss), (iii) Economic Operating Income (Loss), (iv) Economic Proceeds and related components, (v) Net Economic Proceeds and related components, (vi) Economic Expenses and related components and (vii) related per share measures. The Company believes that these Non-GAAP financial measures, viewed in addition to, and not in lieu of, the Company’s reported US GAAP results, provide useful information to investors and analysts regarding its performance and overall results of operations as it presents investors and analysts with a supplemental operating view of the Company’s financials to help better inform their analysis of the Company’s performance.
These Non-GAAP financial measures are an integral part of the Company’s internal reporting to measure the performance of its business segments, allocate capital and other strategic decisions as well as assess the overall effectiveness of senior management. The Company believes that presenting these Non-GAAP measures may provide expanded transparency into the Company’s business operations, growth opportunities and expense allocation decisions.
The Company’s primary Non-GAAP financial measures of profit or loss are Pre-tax Economic Income (Loss), Economic Income (Loss) and Economic Operating Income (Loss). Pre-tax Economic Income (Loss) is a pre-tax measure which (i) includes management reclassifications which the Company believes provide additional insight on the performance of the Company’s core businesses and divisions; (ii) eliminates the impact of consolidation for Consolidated Funds; and excludes (iii) goodwill and intangible impairment, (iv) certain other transaction-related adjustments and/or reorganization expenses, as well as (v) certain costs associated with debt. Economic Income (Loss) is a similar measure, but after tax, which includes the Company’s income tax expense or benefit calculated on Pre-tax Economic Income (Loss) once all currently available net operating losses have been utilized (this occurred during tax year 2020) and is presented after preferred stock dividends. Economic Operating Income (Loss) is a similar measure to Economic Income (Loss), but before depreciation and amortization expenses. The Company believes that these Non-GAAP financial measures provide analysts and investors transparency into the measures of profit and loss management uses to evaluate the financial performance of and make operating decisions for the segments including determining appropriate compensation levels. Additionally, the measures provide investors and analysts with additional insight into the activities of the Company’s core businesses, taking into account, among other things, the impact of minority investment stakes, securities borrowing and lending activities and expenses from investment banking activities on US GAAP reported results. The Company presents Pre-tax Economic Income (Loss) in addition to Economic Income (Loss) and Economic Operating Income (Loss) to provide insight to investors and analysts on how the Company manages its tax position over time.
In addition to Pre-tax Economic Income (Loss), Economic Income (Loss) and Economic Operating Income (Loss), the Company also presents Economic Proceeds, Net Economic Proceeds, Economic Expenses, as well as their related components. These measures include management reclassifications and the elimination of the impact of the consolidation for Consolidated funds as described above. These adjustments are meant to provide comparability to our peers as well as to provide investors and analysts with transparency into how the Company manages its operating businesses and how analysts and investors review and analyze the Company’s and its peers’ similar lines of businesses. For example, among others, within the Company’s Op Co business segment, investors and analysts typically review and analyze the performance of investment banking revenues net of underwriting expenses and excluding the impact of reimbursable expenses. Additionally, the performance of the Company’s Markets business is typically analyzed as a unit incorporating commissions, interest from securities financing transactions and gains and losses from proprietary and facilitation trading. The Company’s investment management business performance is analyzed and reviewed by investors and analysts through investment income, incentive income and management fees. The presentation of Economic Proceeds, Net Economic Proceeds, Economic Expenses as well as their related components align with these and other examples of how the Company’s business activities and performance are reviewed by analysts and investors in addition to providing simplification related to legacy businesses and investments for which the Company maintains long-term monetization strategies. Additionally, the Company manages its operating businesses to an Economic Compensation-to-Proceeds ratio. Presentation of Economic Compensation Expense and Economic Proceeds provides transparency in addition to the Company’s US GAAP Compensation Expense.
Reconciliations to comparable US GAAP measures are presented along with the Company’s Non-GAAP financial measures. The Non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other public companies and are not identical to corresponding measures used in our various agreements or public filings.
These Non-GAAP measures should not be considered in isolation or as a substitute for revenue, expenses, income (loss) before income taxes, net income, operating cash flows, investing and financing activities, or other income or cash flow statement data prepared in accordance with US GAAP. As a result of the adjustments made to arrive at these Non-GAAP measures described below, these Non-GAAP measures have limitations in that they do not take into account certain items included or excluded under US GAAP, including its consolidated funds.

Third Quarter 2022 Non-GAAP Financial Review

Economic Proceeds

	Three Months Ended						Nine Months Ended
	September 30, 2022			September 30, 2021			September 30, 2022			September 30, 2021
(Dollar amounts in thousands)	Op Co	Asset Co	Total	Op Co	Asset Co	Total	Op Co	Asset Co	Total	Op Co	Asset Co	Total
Economic Proceeds
Investment banking	$149,359	$—	$149,359	$262,618	$—	$262,618	$345,812	$—	$345,812	$770,533	$—	$770,533
Brokerage	172,097	—	172,097	160,486	—	160,486	551,888	—	551,888	558,178	—	558,178
Management fees	22,125	193	22,318	14,739	295	15,034	62,738	700	63,438	59,448	911	60,359
Incentive income	15,591	(10,428)	5,163	(57,288)	(447)	(57,735)	(26,220)	(11,632)	(37,852)	21,071	(1,148)	19,923
Investment income (loss)	(790)	(13,155)	(13,945)	(20,418)	391	(20,027)	11,301	(11,545)	(244)	17,095	3,364	20,459
Other economic proceeds	5,837	—	5,837	(1,320)	(1)	(1,321)	18,060	1	18,061	7,150	(1)	7,149
Total: Economic Proceeds	364,219	(23,390)	340,829	358,817	238	359,055	963,579	(22,476)	941,103	1,433,475	3,126	1,436,601
Economic Interest Expense / (Income)	(1,161)	(191)	(1,352)	5,669	820	6,489	(5,331)	(991)	(6,322)	19,035	3,082	22,117
Net Economic Proceeds	$365,380	$(23,199)	$342,181	$353,148	$(582)	$352,566	$968,910	$(21,485)	$947,425	$1,414,440	$44	$1,414,484

Economic Proceeds were $340.8 million versus $359.1 million in the third quarter of 2021, a decrease of 5%.

Investment Banking Economic Proceeds were $149.4 million, down 43% from the prior-year period. The decrease was due primarily to reduced equity capital markets activity.

Brokerage Economic Proceeds of $172.1 million were 7% higher versus the prior-year period. The increase was due in part to higher options, ADR trading, securities finance, and prime services, partially offset by reduced special situations and cash trading revenues.

Management Fees Economic Proceeds rose 48% year-over-year to $22.3 million. This increase in management fees was primarily related to an increase in management fees from the healthcare and activist investments strategies.

Incentive Income Economic Proceeds were a gain of $5.2 million in the third quarter of 2022 versus a loss of $57.7 million in the prior-year period. The gain in 3Q 2022 was driven by Cowen Healthcare Investments and our sustainable business and was partially offset by a decrease in performance in our multi-strategy business.

Investment Income Economic Proceeds were a loss of $13.9 million versus a loss of $20.0 million in the prior-year period, a decrease of $6.1 million. The loss in 3Q 2022 was primarily driven by mark down of the value of our Linkem position, an Italian wireless broadband provider, driven by lower projected future cash flows and a decline in market value of comparables.

Economic Interest Expense (Income). In the third quarter of 2022 Cowen had interest income gain of $1.4 million, versus an expense of $6.5 million in the prior-year period. Third quarter 2022 interest expense included a $11.1 million gain from a mark-to-market adjustment on an interest rate swap used to offset interest on floating-rate debt.

Third Quarter 2022 Non-GAAP Financial Review (continued)

Economic Expenses

	Three Months Ended						Nine Months Ended
	September 30, 2022			September 30, 2021			September 30, 2022			September 30, 2021
(Dollar amounts in thousands)	Op Co	Asset Co	Total	Op Co	Asset Co	Total	Op Co	Asset Co	Total	Op Co	Asset Co	Total
Economic Expenses
Compensation & Benefits	$204,296	$508	$204,804	$198,702	$4,186	$202,888	$541,956	$2,003	$543,959	$800,560	$11,137	$811,697
Non-Compensation Expenses	101,205	74	101,279	88,356	38	88,394	298,763	110	298,873	265,582	13	265,595
Depreciation & Amortization	6,989	5	6,994	4,790	6	4,796	21,158	18	21,176	13,700	15	13,715
Non-Controlling Interest	826	—	826	1,216	—	1,216	1,812	—	1,812	4,171	—	4,171
Total: Economic Expenses	$313,316	$587	$313,903	$293,064	$4,230	$297,294	$863,689	$2,131	$865,820	$1,084,013	$11,165	$1,095,178

Economic Compensation Expenses were $204.8 million compared to $202.9 million in the third quarter of 2021. The economic compensation-to-proceeds ratio was 60.1%, higher than prior-year period ratio of 56.5%, reflecting our view that we will likely end the year closer to the higher end of our targeted compensation-to-proceeds ratio of 59% for FY 2022.

Economic Fixed Non-Compensation Expenses in the third quarter 2022 fixed non-compensation expenses were up $2.9 million from the prior-year period at $43.3 million. The year-over-year increase is due in part to an increase in headcount as well as an increase in professional and advisory fees and communication costs. The fixed non-compensation-to-economic-proceeds ratio rose from 11.2% in 3Q'21 to 12.7% in 3Q'22.

Economic Variable Non-Compensation Expenses were $58.0 million, up from $48.1 million in the third quarter of 2021, due in part to higher trade execution costs from increased markets activity as well as increased client event and entertainment costs. The variable non-compensation-to-proceeds ratio rose from 13.4% in 3Q'21 to 17.0% in 3Q'22.

Economic Depreciation and Amortization Expenses were $7.0 million compared to $4.8 million in the third quarter of 2021. The year-over-year increase is due primarily to expenses associated with the Portico acquisition in late 2021.

Third Quarter 2022 Non-GAAP Financial Review (continued)

Economic Income and Economic Operating Income

	Three Months Ended						Nine Months Ended
	September 30, 2022			September 30, 2021			September 30, 2022			September 30, 2021
(Dollar amounts in thousands)	Op Co	Asset Co	Total	Op Co	Asset Co	Total	Op Co	Asset Co	Total	Op Co	Asset Co	Total
Pre-tax Economic Income (Loss)	$52,064	$(23,786)	$28,278	$60,084	$(4,812)	$55,272	$105,221	$(23,616)	$81,605	$330,427	$(11,121)	$319,306
Economic income tax expense	13,537	(6,184)	7,353	15,111	(1,256)	13,855	27,358	(6,140)	21,218	87,563	(2,947)	84,616
Preferred stock dividends	1,494	204	1,698	1,477	221	1,698	4,432	662	5,094	4,364	730	5,094
Economic Income (Loss)	$37,033	$(17,806)	$19,227	$43,496	$(3,777)	$39,719	73,431	(18,138)	55,293	238,500	(8,904)	229,596
Add back: Depreciation and amortization expense, net of taxes	5,172	4	5,176	3,548	5	3,553	15,657	13	15,670	10,070	15	10,085
Economic Operating Income (Loss)	$42,205	$(17,802)	$24,403	$47,044	$(3,772)	$43,272	$89,088	$(18,125)	$70,963	$248,570	$(8,889)	$239,681

Economic Income per diluted share	$1.15	$(0.55)	$0.60	$1.33	$(0.12)	$1.21	$2.35	$(0.58)	$1.77	$7.17	$(0.27)	$6.90
Economic Operating Income per diluted share	$1.31	$(0.55)	$0.76	$1.44	$(0.12)	$1.32	$2.86	$(0.58)	$2.27	$7.47	$(0.27)	$7.21

Reconciliation of US GAAP (Unaudited) to Non-GAAP Measures

The following tables reconciles total US GAAP Revenues and Other Income (Loss) to total Economic Proceeds for the three and nine months ended September 30, 2022 and 2021:

For the three months ended September 30, 2022 (Dollar amounts in thousands)		Investment Banking	Brokerage	Investment Income	Management Fees	Incentive Income	Interest and Dividends	Reinsurance Premiums	Other Revenues, net	Consolidated Funds Revenues	Other Income (Loss)	Total
Total US GAAP Revenues and Other Income (Loss)		$154,480	$135,516	$(31,974)	$16,655	$—	$147,884	$10,737	$376	$(22,883)	$(1,637)	$409,154
Management Presentation Reclassifications:
Underwriting expenses	a	(1,899)	—	—	—	—	—	—	—	—	—	(1,899)
Reimbursable client expenses	b	(3,222)	—	—	—	—	—	—	(260)	—	—	(3,482)
Securities financing interest expense	c	—	(2,254)	—	—	—	(26,267)	—	—	—	—	(28,521)
Fund start-up costs, distribution and other fees	d	—	—	—	(379)	—	—	—	(605)	—	—	(984)
Certain equity method investments	e	—	—	—	6,004	(3,095)	—	—	—	—	161	3,070
Carried interest	f	—	—	(9,443)	—	11,363	—	—	—	—	—	1,920
Proprietary trading, interest and dividends	g	—	(72,984)	48,641	—	(3,105)	(36,632)	—	8,705	—	24,478	(30,897)
Insurance related activities expenses	h	—	—	—	—	—	—	(10,737)	(2,379)	—	—	(13,116)
Facilitation trading gains and losses	i	—	111,819	(6,090)	—	—	(84,985)	—	—	—	(23,002)	(2,258)
Total Management Presentation Reclassifications:		(5,121)	36,581	33,108	5,625	5,163	(147,884)	(10,737)	5,461	—	1,637	(76,167)
Fund Consolidated Reclassifications	l	—	—	(15,079)	38	—	—	—	—	22,883	—	7,842
Total Economic Proceeds		$149,359	$172,097	$(13,945)	$22,318	$5,163	$—	$—	$5,837	$—	$—	$340,829

For the three months ended September 30, 2021 (Dollar amounts in thousands)		Investment Banking	Brokerage	Investment Income	Management Fees	Incentive Income	Interest and Dividends	Reinsurance Premiums	Other Revenues, net	Consolidated Funds Revenues	Other Income (Loss)	Total
Total US GAAP Revenues and Other Income (Loss)		$273,532	$131,371	$(64,301)	$15,334	$6	$45,978	$12,586	$(1,078)	$(1,191)	$4,266	$416,503
Management Presentation Reclassifications:
Underwriting expenses	a	(7,208)	—	—	—	—	—	—	—	—	—	(7,208)
Reimbursable client expenses	b	(3,706)	—	—	—	—	—	—	(389)	—	—	(4,095)
Securities financing interest expense	c	—	1,565	—	—	—	(30,417)	—	—	—	—	(28,852)
Fund start-up costs, distribution and other fees	d	—	(94)	—	(4,328)	—	—	—	(610)	—	—	(5,032)
Certain equity method investments	e	—	—	—	3,974	2,592	—	—	—	—	(4,575)	1,991
Carried interest	f	—	—	60,471	—	(60,263)	—	—	—	—	—	208
Proprietary trading, interest and dividends	g	—	8,523	(14,436)	—	(157)	(5,658)	—	1,341	—	12,381	1,994
Insurance related activities expenses	h	—	—	—	—	—	—	(12,586)	(586)	—	—	(13,172)
Facilitation trading gains and losses	i	—	19,121	(535)	—	—	(9,903)	—	1	—	(12,072)	(3,388)
Total Management Presentation Reclassifications:		(10,914)	29,115	45,500	(354)	(57,828)	(45,978)	(12,586)	(243)	—	(4,266)	(57,554)
Fund Consolidated Reclassifications	l	—	—	(1,226)	54	87	—	—	—	1,191	—	106
Total Economic Proceeds		$262,618	$160,486	$(20,027)	$15,034	$(57,735)	$—	$—	$(1,321)	$—	$—	$359,055

Reconciliation of US GAAP (Unaudited) to Non-GAAP Measures (continued)

For the nine months ended September 30, 2022 (Dollar amounts in thousands)		Investment Banking	Brokerage	Investment Income	Management Fees	Incentive Income	Interest and Dividends	Reinsurance Premiums	Other Revenues, net	Consolidated Funds Revenues	Other Income (Loss)	Total
Total US GAAP Revenues and Other Income (Loss)		$356,191	$458,910	$26,110	$50,141	$633	$242,764	$36,336	$(7,198)	$(40,091)	$7,470	$1,131,266
Management Presentation Reclassifications:
Underwriting expenses	a	(3,047)	—	—	—	—	—	—	—	—	—	(3,047)
Reimbursable client expenses	b	(7,332)	—	—	—	—	—	—	(866)	—	—	(8,198)
Securities financing interest expense	c	—	(3,580)	—	—	—	(84,233)	—	—	—	—	(87,813)
Fund start-up costs, distribution and other fees	d	—	—	—	(1,119)	—	—	—	(1,896)	—	—	(3,015)
Certain equity method investments	e	—	—	—	14,279	3,269	—	—	—	—	(10,276)	7,272
Carried interest	f	—	—	39,707	—	(36,936)	—	—	—	—	—	2,771
Proprietary trading gains and losses	g	—	(60,388)	(38,739)	—	(4,818)	(53,661)	—	15,315	—	63,780	(78,511)
Insurance related activities expenses	h	—	—	—	—	—	—	(36,336)	12,706	—	—	(23,630)
Facilitation trading gains and losses	i	—	156,946	(842)	—	—	(104,870)	—	—	—	(60,974)	(9,740)
Total Management Presentation Reclassifications:		(10,379)	92,978	126	13,160	(38,485)	(242,764)	(36,336)	25,259	—	(7,470)	(203,911)
Fund Consolidated Reclassifications	l	—	—	(26,480)	137	—	—	—	—	40,091	—	13,748
Total Economic Proceeds		$345,812	$551,888	$(244)	$63,438	$(37,852)	$—	$—	$18,061	$—	$—	$941,103

For the nine months ended September 30, 2021 (Dollar amounts in thousands)		Investment Banking	Brokerage	Investment Income	Management Fees	Incentive Income	Interest and Dividends	Reinsurance Premiums	Other Revenues, net	Consolidated Funds Revenues	Other Income (Loss)	Total
Total US GAAP Revenues and Other Income (Loss)		$803,347	$444,168	$114,996	$56,071	$2,433	$167,539	$31,196	$2,612	$(3,843)	$22,958	$1,641,477
Management Presentation Reclassifications:
Underwriting expenses	a	(20,275)	—	—	—	—	—	—	—	—	—	(20,275)
Reimbursable client expenses	b	(12,539)	—	—	—	—	—	—	(972)	—	—	(13,511)
Securities financing interest expense	c	—	9,132	—	—	—	(121,073)	—	—	—	—	(111,941)
Fund start-up costs, distribution and other fees	d	—	(360)	—	(8,850)	—	—	—	(1,914)	—	—	(11,124)
Certain equity method investments	e	—	—	—	10,976	16,590	—	—	—	—	(21,298)	6,268
Carried interest	f	—	—	(768)	—	1,090	—	—	—	—	—	322
Proprietary trading gains and losses	g	—	34,870	(79,871)	—	(207)	(12,016)	—	1,070	—	34,148	(22,006)
Insurance related activities expenses	h	—	—	—	—	—	—	(31,196)	6,353	—	—	(24,843)
Facilitation trading gains and losses	i	—	70,368	(11,055)	—	—	(34,450)	—	—	—	(36,491)	(11,628)
Total Management Presentation Reclassifications:		(32,814)	114,010	(91,694)	2,126	17,473	(167,539)	(31,196)	4,537	—	(23,641)	(208,738)
Fund Consolidated Reclassifications	l	—	—	(2,843)	2,162	17	—	—	—	3,843	—	3,179
Income Statement Adjustments
Acquisition related amounts	n	—	—	—	—	—	—	—	—	—	(3,855)	(3,855)
Debt extinguishment	p	—	—	—	—	—	—	—	—	—	4,538	4,538
Total Income Statement Adjustments:		—	—	—	—	—	—	—	—	—	683	683
Total Economic Proceeds		$770,533	$558,178	$20,459	$60,359	$19,923	$—	$—	$7,149	$—	$—	$1,436,601

Reconciliation of US GAAP (Unaudited) to Non-GAAP Measures (continued)

The following table reconciles total US GAAP interest and dividends expense to total Economic Interest Expense for the three and nine months ended September 30, 2022 and 2021:

		Three Months Ended September 30,		Nine Months Ended September 30,
(Dollar amounts in thousands)		2022	2021	2022	2021
Total US GAAP Interest & Dividend Expense		$76,270	$43,035	$176,719	$163,749
Management Presentation Reclassifications:
Securities financing interest expense	c	(28,521)	(28,852)	(87,813)	(111,941)
Fund start-up costs, distribution and other fees	d	(129)	(1,088)	(2,337)	(2,257)
Proprietary trading gains and losses	g	(46,638)	(3,192)	(82,922)	(8,678)
Facilitation trading gains and losses	i	(2,258)	(3,388)	(9,740)	(11,628)
Total Management Presentation Reclassifications:		(77,546)	(36,520)	(182,812)	(134,504)
Income Statement Adjustments:
Accelerated debt costs	p	—	—	—	(5,557)
Amortization of discount/(premium) on debt	m	(76)	(26)	(229)	(1,571)
Total Income Statement Adjustments:		(76)	(26)	(229)	(7,128)
Total Economic Interest Expense / (Income)		$(1,352)	$6,489	$(6,322)	$22,117

Reconciliation of US GAAP (Unaudited) to Non-GAAP Measures (continued)

The following tables reconcile total US GAAP Expenses and non-controlling interests to total Economic Expenses for the three and nine months ended September 30, 2022 and 2021:

		Three Months Ended September 30, 2022				Three Months Ended September 30, 2021
(Dollar amounts in thousands)		Employee Compensation and Benefits	Non-compensation US GAAP Expenses (including Depreciation and Amortization)	Net income (loss) attributable to non-controlling interests in consolidated subsidiaries and investment funds	Total	Employee Compensation and Benefits	Non-compensation US GAAP Expenses (including Depreciation and Amortization)	Net income (loss) attributable to non-controlling interests in consolidated subsidiaries and investment funds	Total
Total US GAAP		$203,878	$132,225	$(22,046)	$314,057	$201,686	$126,725	$(4,938)	$323,473
Management Presentation Reclassifications:
Underwriting expenses	a	—	(1,899)	—	(1,899)	—	(7,208)	—	(7,208)
Reimbursable client expenses	b	—	(3,482)	—	(3,482)	—	(4,095)	—	(4,095)
Fund start-up costs, distribution and other fees	d	—	(855)	—	(855)	—	(3,944)	—	(3,944)
Certain equity method investments	e	—	3,070	—	3,070	—	1,991	—	1,991
Carried interest	f	—	1,920	—	1,920	—	208	—	208
Proprietary trading gains and losses	g	—	1,607	14,134	15,741	—	478	4,708	5,186
Insurance related activities expenses	h	—	(13,116)	—	(13,116)	—	(13,172)	—	(13,172)
Associated partner/banker compensation	j	1,274	(1,274)	—	—	1,550	(1,550)	—	—
Management company non-Controlling interest	k	(348)	(478)	826	—	(348)	(868)	1,216	—
Total Management Presentation Reclassifications:		926	(14,507)	14,960	1,379	1,202	(28,160)	5,924	(21,034)
Fund Consolidated Reclassifications	l	—	(70)	7,912	7,842	—	(124)	230	106
Income Statement Adjustments:
Acquisition related adjustments	n	—	(7,694)	—	(7,694)	—	(1,007)	—	(1,007)
Contingent liability adjustments	n	—	(1,681)	—	(1,681)	—	(4,244)	—	(4,244)
Total Income Statement Adjustments:		—	(9,375)	—	(9,375)	—	(5,251)	—	(5,251)
Total Economic Expenses		$204,804	$108,273	$826	$313,903	$202,888	$93,190	$1,216	$297,294

Reconciliation of US GAAP (Unaudited) to Non-GAAP Measures (continued)

		Nine Months Ended September 30, 2022				Nine Months Ended September 30, 2021
(Dollar amounts in thousands)		Employee Compensation and Benefits	Non-compensation US GAAP Expenses (including Depreciation and Amortization)	Net income (loss) attributable to non-controlling interests in consolidated subsidiaries and investment funds	Total	Employee Compensation and Benefits	Non-compensation US GAAP Expenses (including Depreciation and Amortization)	Net income (loss) attributable to non-controlling interests in consolidated subsidiaries and investment funds	Total
Total US GAAP		$542,378	$343,262	$(16,896)	$868,744	$809,068	$347,787	$13,379	$1,170,234
Management Presentation Reclassifications:
Underwriting expenses	a	—	(3,047)	—	(3,047)	—	(20,275)	—	(20,275)
Reimbursable client expenses	b	—	(8,198)	—	(8,198)	—	(13,511)	—	(13,511)
Fund start-up costs, distribution and other fees	d	—	(678)	—	(678)	—	(8,867)	—	(8,867)
Certain equity method investments	e	—	7,272	—	7,272	—	6,268	—	6,268
Carried interest	f	—	2,771	—	2,771	—	322	—	322
Proprietary trading gains and losses	g	—	1,492	2,919	4,411	—	3,749	(17,077)	(13,328)
Insurance related activities expenses	h	—	(23,630)	—	(23,630)	—	(24,843)	—	(24,843)
Associated partner/banker compensation	j	2,626	(2,626)	—	—	3,672	(3,672)	—	—
Management company non-Controlling interest	k	(1,045)	(767)	1,812	—	(1,043)	(3,128)	4,171	—
Total Management Presentation Reclassifications:		1,581	(27,411)	4,731	(21,099)	2,629	(63,957)	(12,906)	(74,234)
Fund Consolidated Reclassifications	l	—	(229)	13,977	13,748	—	(519)	3,698	3,179
Income Statement Adjustments:
Acquisition related amounts	n	—	(7,852)	—	(7,852)	—	(1,324)	—	(1,324)
Contingent liability adjustments	n	—	12,279	—	12,279	—	(2,677)	—	(2,677)
Total Income Statement Adjustments:		—	4,427	—	4,427	—	(4,001)	—	(4,001)
Total Economic Expenses		$543,959	$320,049	$1,812	$865,820	$811,697	$279,310	$4,171	$1,095,178
The following table reconciles US GAAP Net Income (loss) Attributable to Cowen Inc. Common Stockholders to Pre-tax Economic Income (Loss), Economic Income (loss) and Economic Operating Income (loss):

		Three Months Ended September 30,		Nine Months Ended September 30,
(Dollar amounts in thousands)		2022	2021	2022	2021

US GAAP Net income (loss) attributable to Cowen Inc. common stockholders		$12,653	$36,105	$58,436	$225,536
Income Statement Adjustments:
US GAAP Income tax expense (benefit)	o	4,476	12,192	22,273	76,864
Amortization of discount (premium) on debt	m	76	26	229	1,571
Debt extinguishment gain (loss) and/or accelerated debt costs	p	—	—	—	10,095
Bargain purchase gain	n	—	—	—	(3,855)
Contingent liability adjustments	n	1,681	4,244	(12,279)	2,677
Acquisition related amounts	n	7,694	1,007	7,852	1,324
Preferred stock dividends	q	1,698	1,698	5,094	5,094
Pre-tax Economic Income (Loss)		28,278	55,272	81,605	319,306
Economic income tax expense		(7,353)	(13,855)	(21,218)	(84,616)
Preferred stock dividends		(1,698)	(1,698)	(5,094)	(5,094)
Economic Income (Loss)		19,227	39,719	55,293	229,596
Add back: Depreciation and amortization expense, net of taxes		5,176	3,553	15,670	10,085
Economic Operating Income (Loss)		$24,403	$43,272	$70,963	$239,681

Reconciliation of US GAAP (Unaudited) to Non-GAAP Measures (continued)

The following table reconciles US GAAP Net Income (loss) Attributable to Cowen Inc. Common Stockholders Earnings Per Common Share (Diluted) to Pre-tax Economic Income (loss) Per Common Share (Diluted), Economic Income (loss) Per Common Share (Diluted) and Economic Operating Income (loss) Per Common Share (Diluted):

		Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars per share)		2022	2021	2022	2021

US GAAP Net income (loss) attributable to Cowen Inc. common stockholders		$0.39	$1.10	$1.87	$6.78
Income Statement Adjustments:
US GAAP Income tax expense (benefit)	o	0.14	0.37	0.71	2.31
Amortization of discount (premium) on debt	m	—	—	0.01	0.05
Debt extinguishment gain (loss) and accelerated debt costs	p	—	—	—	0.30
Bargain purchase gain	n	—	—	—	(0.12)
Contingent liability adjustments	n	0.05	0.13	(0.39)	0.08
Acquisition related amounts	n	0.24	0.03	0.25	0.04
Preferred stock dividends	q	0.05	0.05	0.16	0.15
Pre-tax Economic Income (Loss) per common share (diluted)		0.88	1.69	2.62	9.60
Economic income tax expense		(0.23)	(0.42)	(0.68)	(2.54)
Preferred stock dividends		(0.05)	(0.05)	(0.16)	(0.15)
Economic income (Loss) per common share (diluted)		0.60	1.21	1.77	6.90
Add back: Depreciation and amortization expense, net of taxes		0.16	0.11	0.50	0.31
Economic Operating Income (Loss) per common share (diluted)		$0.76	$1.32	$2.27	$7.22
Note: Amounts may not add due to rounding.

Adjustments made to US GAAP Net Income (Loss) to arrive at Economic Operating Income (Loss)

Management Reclassifications
Management reclassification adjustments and fund consolidation reclassification adjustments have no effect on Economic Operating Income (Loss). These adjustments are reclassifications to change the location of certain line items.
a	Underwriting expenses: Economic Proceeds presents investment banking revenues net of underwriting expenses.
b	Reimbursable client expenses: Economic Proceeds presents expenses reimbursed from clients and affiliates within their respective expense category but is included as a part of revenues under US GAAP.
c	Securities financing interest expense: Brokerage within Economic Proceeds included net securities borrowed and securities loaned activities which are shown gross in interest income and interest expense for US GAAP.
d	Fund start-up costs, distribution and other fees: Economic Proceeds and Economic Interest Expense are net of fund start-up costs and distribution fees paid to agents and other debt service costs.
e	Certain equity method investments: Economic Proceeds and Economic Expenses recognize the Company's proportionate share of management and incentive fees and associated share of expenses on a gross basis for equity method investments within the activist business, real estate operating entities and the healthcare royalty business. The Company applies the equity method of accounting to these entities and accordingly the results from these businesses are recorded within Other Income (Loss) for US GAAP.
f	Carried interest: The Company applies an equity ownership model to carried interest which is recorded in Investment income - Carried interest allocation for US GAAP. The Company presents carried interest as Incentive Income Economic Proceeds.
g	Proprietary trading, interest and dividends: Economic Proceeds presents interest and dividends from the Company's proprietary trading in investment income.
h	Insurance related activities expenses: Economic Proceeds presents underwriting income from the Company's insurance and reinsurance related activities, net of expenses, within other revenue. The costs are recorded within expenses for US GAAP reporting.
i	Facilitation trading gains and losses: Economic Brokerage Proceeds presents gains and losses on investments held as part of the Company's facilitation and trading business within brokerage revenues as these investments are directly related to the markets business activities while these are presented in Investment income - Securities principal transactions, net for US GAAP reporting.
j	Associated partner/banker compensation reclassification: Economic Compensation Expense presents certain payments to associated banking partners as compensation rather than non-compensation expenses.
k	Management company non-controlling interest: Economic Expenses non-controlling interest represents only operating entities that are not wholly owned by the Company. The Company also presents non-controlling interests within total expenses for Economic Income (Loss).
Fund Consolidation Reclassifications
l	The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income (Loss). Adjustments to reconcile to US GAAP Net Income (Loss) included elimination of incentive income and management fees earned from the Consolidated Funds and addition of investment fund expenses excluding management fees paid, investment fund revenues and investment income (loss).
Income Statement Adjustments
m	Pre-tax Economic Income (Loss) excludes the amortization of discount (premium) on debt.
n	Pre-tax Economic Income (Loss) excludes acquisition related adjustments (including bargain purchase gain and contingent liability adjustments).
o	Pre-tax Economic Income (Loss) excludes US GAAP income taxes.
p	Pre-tax Economic Income (Loss) excludes gain/(loss) on debt extinguishment and accelerated debt costs.
q	Pre-tax Economic income (Loss) excludes preferred stock dividends.

About Cowen Inc.
Cowen Inc. (“Cowen” or the “Company”) is a diversified financial services firm that provides investment banking, research, sales and trading, prime brokerage, outsourced trading and commission management services. Cowen also has an investment management division which offers actively managed alternative investment products. Founded in 1918, the Company is headquartered in New York and has offices worldwide. Learn more at Cowen.com

Investor Relations Contact:
Steve Lasota, Chief Financial Officer
(646) 662-2778
stephen.lasota@cowen.com
Source: Cowen Inc.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements provide the Company’s current expectations or forecasts of future events. Forward-looking statements include statements about the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. As a result of the spread of COVID-19, economic uncertainties have arisen that have the potential in future periods to negatively impact the Company’s business, financial condition, results of operation, cash flows, strategies and prospects. The extent of the impact of COVID-19 on the Company’s operational and financial performance will depend on certain developments, including the duration and spread of the outbreak and impact on our clients, employees, vendors and the markets in which we operate our businesses, all of which are uncertain and cannot be reasonably estimated at this time. The Company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. The Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available at our website at www.cowen.com and at the Securities and Exchange Commission website at www.sec.gov. Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.